Exhibit 99.1

TX HOLDINGS REPORTS 2013 RESULTS
REVENUE FOR 2013 INCREASED 111%
FIRST FULL YEAR REPORTING NET INCOME

●	Revenue for year ended September 30, 2013 increased 111% as compared to 2012

●	Net income for year ended September 30, 2013 was $326,977 as compared to a net loss in 2012

●	Gross profit for year ended September 30, 2013 increased 228% as compared to 2012

●	First full year in which company has posted net income

ASHLAND, Kentucky - December 3, 2013 - TX Holdings, Inc.,( the “Company”),(OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for its 2013 fiscal year.  The Company has continued to post increased sales and announced that 2013 is the first full year in which it has reported a profit.

Mr. Shrewsbury, the Company’s CEO and Chairman, stated that “We are pleased to announce that we have had an important turn-around  year, with sales having reached $4.89 million.  Our earnings growth for 2013 has helped strengthen our balance sheet.  We anticipate this trend to continue in 2014. Our full year’s results confirm the efficacy of our decision to expand and re-focus our business and reflect the gradual and continued acceptance of our products in the industry.

Mr. Shrewsbury further stated: “We are extremely pleased with our sales and operating results for 2013.  Although as previously announced, we commenced showing positive net income in the second fiscal quarter, 2013 is our first full year of profitability.  We will continue to strive to build shareholder value by focusing our efforts on increasing sales to existing customers, while maintaining good relations with such customers through our customer service efforts. We will endeavor to provide excellent products at competitive prices, and assuring timely delivery, while containing our costs and operational expenses.  During 2014, we hope to build on these efforts by further expanding our customer base and product offerings while carefully managing our finances.”

Fiscal 2013 Financial Summary

Revenue for fiscal 2013 was $4.89 million, an increase of $2.57 million or 111% compared to 2012.

Gross profit for 2013 was $1.56 million, an increase of $1.09 million or 228% compared to 2012.

Net income for 2013 was $326,977 compared to a net loss of $499,501 for 2012, an increase of $826,478.

Earnings per diluted share were $0.01 compared to a loss per diluted share of $(0.01) in 2012.

Cost of goods sold was $3.33 million compared to $1.85 million in 2012, an increase of $1.49 million or 80.4%, from higher sales volume.

Operating expenses for 2013 were $1.16 million compared to $918,230 in 2012, an increase of $245,083 or 27%.  Other expenses for 2013 were $73,322 compared to $57,466 for 2012, an increase of $15,856 or 28%.

Cash used in operating activities for 2013 was $237,464 and resulted from the continued effort to increase inventory from prior year-end levels to meet projected increases in sales demand. Cash needs for inventory growth was minimized by an increase in accounts payable and the net income realized during 2013.  At September 30, 2013, the company had a cash balance of $175,028, an increase of $171,893 when compared to 2012.  To fund ongoing operations, the company continued to rely upon financing provided by its CEO, including demand notes and advances of $1.85 million, and a secured bank line of credit of which $248,500 had been drawn upon at year end.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements are based on the Company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Forms10-Q, our Annual Report on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement.  Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks.  Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury
Chairman and CEO
TX Holdings, Inc.
(606) 928-1131

TX HOLDINGS, INC.
BALANCE SHEETS
September 30, 2013 and 2012

	September 30,	September 30,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$175,028	$3,135
Accounts receivable, net of allowance for doubtful accounts of $13,993 and $0, respectively	425,930	200,275
Inventory	1,849,987	771,977
Commission advances	3,546	56,375
Note receivable-current	10,000	10,000
Other current assets	23,275	43,771
Total current assets	2,487,766	1,085,533

Property and equipment, net	43,387	55,797
Note receivable, less current portion	27,380	30,000
Other	200	50,200

Total Assets	$2,558,733	$1,221,530

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$889,885	$788,185
Accounts payable	692,180	279,655
Advances from stockholders/officers	499,583	307,082
Bank-line of credit	248,500	–
Total current liabilities	2,330,148	1,374,922

Notes payable to a stockholder	1,351,997	1,351,997
Asset retirement obligation	–	5,000
Total Liabilities	3,682,145	2,731,919

Commitments and contingencies

Stockholders’ deficit:

Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 and 46,553,084 shares issued and outstanding at September 30, 2013 and September 30, 2012, respectively	9,293,810	9,233,810
Additional paid-in capital	4,304,280	4,304,280
Accumulated deficit	(14,721,502)	(15,048,479)
Total stockholders’ deficit	(1,123,412)	(1,510,389)

Total Liabilities and Stockholders’ Deficit	$2,558,733	$1,221,530

TX HOLDINGS, INC.
STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2013 and 2012

	September 30,	September 30,
	2013	2012

Revenue	$4,894,529	$2,322,525

Cost of goods sold	3,330,917	1,846,330

Gross profit	1,563,612	476,195

Operating expenses, except items shown separately below	440,250	434,320
Commission expense	544,295	228,828
Professional fees	161,683	216,201
Stock-based compensation	–	27,040
Depreciation expense	17,085	11,841
Total operating expenses	1,163,313	918,230

Income/(loss) from operations	400,299	(442,035)

Other income and (expense):
Gain/(loss) on disposal of fixed assetst	2,031	(12,064)
Gain on extinguishment of accrued liabilities	32,458	62,719
Bad debt expense	(15,951)	–
Other income	–	7,506
Interest expense	(91,860)	(115,627)

Total other income and (expenses), net	(73,322)	(57,466)

Income (loss) before provision for income taxes	326,977	(499,501)

Provision for income taxes	135,000	–
Utilization of net operating loss carry forward	(135,000)	–

Net income/(loss)	$326,977	$(499,501)

Net earnings/(loss) per common share
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)

Weighted average of common shares outstanding-
Basic	47,892,810	50,639,594
Diluted	48,542,810	50,639,594

TX HOLDINGS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Years Ended September 30, 2013 and 2012

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at
September 30, 2011	–	$–	53,271,897	$10,566,487	$1,379,409	$(14,548,978)	$(2,603,082)
Warrants issued to
an officer and the
Board	–	–	–	–	27,040	–	27,040

Legal settlement
against prior CEO
and shareholder	–	–	(6,718,813)	(1,332,677)	2,897,831	–	1,565,154

Net loss	–	–	–	–	–	(499,501)	(499,501)

Balance at
September 30, 2012	–	$–	46,553,084	$9,233,810	$4,304,280	$(15,048,479)	$(1,510,389)
Common stock issued
for professional
services	–	–	1,500,000	60,000	–	–	60,000

Net income	–	–	–	–	–	326,977	326,977

Balance at
September 30, 2013	–	$–	48,053,084	$9,293,810	$4,304,280	$(14,721,502)	$(1,123,412)

TX HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2013 and 2012
	September 30,	September 30,
	2013	2012
Cash flows used by operating activities:
Net income/(loss)	$326,977	$(499,501)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation expense	17,085	11,841
Bad debt expense	15,951	–
Gain on extinguishment of accrued liabilities	(32,458)	(62,719)
Fair value of warrants issued to an officer and the Board	–	27,040
Loss on settlement of accounts payable	10,116	–
Loss on sale of fixed assets	–	12,064
Gain on sale of equipment	(2,031)	–
Changes in operating assets and liabilities:
Accounts receivable	(241,606)	(200,275)
Inventory	(1,078,010)	(771,977)
Commission advances	52,829	(81,375)
Other current assets	20,496	(43,971)
Deposits	50,000	–
Accrued liabilities	134,158	200,601
Accounts payable	462,409	268,449
Notes receivable	2,620	–
Stockholder/officers advances for operations	24,000	18,000
Net cash used in operating activities	(237,464)	(1,121,823)

Cash flows used in investing activities:
Proceeds received on sale of assets	5,500	40,000
Purchase of equipment	(13,144)	(19,000)
Net cash provided by/(used in) investing activities	(7,644)	21,000

Cash flows provided by financing activities:
Proceeds from line of credit	248,500	–
Proceeds from stockholder/officer advances	284,501	1,259,939
Payment for settlement of debt	–	(71,250)
Purchase of treasury stock	–	(28,750)
Payments on stockholder/officer advances	(116,000)	(59,000)
Net cash provided by financing activities	417,001	1,100,939

Increase in cash and cash equivalents	171,893	116
Cash and cash equivalents at beginning of year	3,135	3,019

Cash and cash equivalents at end of year	$175,028	$3,135

Supplemental Cash Flow Disclosure
Interest paid	$7,394	$–

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